Exhibit 99.2

TransCode Therapeutics Announces Closing of $7.25 Million Public Offering

BOSTON, January 22, 2024 (GLOBE NEWSWIRE) -- TransCode Therapeutics, Inc. (Nasdaq: RNAZ) (the “Company”), an RNA oncology company committed to more effectively treating cancer using RNA therapeutics, today announced the closing of its previously announced public offering of an aggregate of 5,942,623 shares of its common stock (or common stock equivalents) and warrants to purchase up to 11,885,246 shares of common stock at a combined public offering price of $1.22 per share (or per common stock equivalent) and accompanying warrants. The warrants have an exercise price of $1.22 per share, are exercisable immediately upon issuance and will expire three and one-half years from the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent's fees and other offering expenses, were $7.25 million. The Company intends to use the net proceeds from this offering for product development activities, including one or more clinical trials with TTX-MC138, its lead therapeutic candidate, and related investigational new drug (IND) enabling studies, and for working capital and other general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-276467), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 18, 2024. The offering was made only by means of a prospectus forming part of the effective registration statement relating to the offering. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About TransCode Therapeutics

TransCode is a clinical-stage oncology company focused on treating metastatic disease. The company is committed to defeating cancer through the intelligent design and effective delivery of RNA therapeutics based on its proprietary TTX nanoparticle platform. The company’s lead therapeutic candidate, TTX-MC138, is focused on treating metastatic tumors which overexpress microRNA-10b, a unique, well-documented biomarker of metastasis. In addition, TransCode is developing a portfolio of first-in-class RNA therapeutic candidates designed to overcome the challenges of RNA delivery and thus unlock therapeutic access to a variety of novel genetic targets that could be relevant to treating a variety of cancers.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties, including statements related to the completion of the offering. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including the number of shares that may be issued, and amount of proceeds that may be received by the Company pursuant to the offering and various other factors and the continued listing of our common stock in general as well as the listing of the common stock being sold in this offering on the Nasdaq Capital Market relating to possible non-compliance with Nasdaq’s Market Place Rule 5635 (the shareholder approval rule), Nasdaq Listing Rule 5550(b)(1) (the stockholders’ equity requirement), and Nasdaq Listing Rule 5550(a)(2) (the minimum bid price requirement). These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration statement and in the final prospectus related to the offering described herein, and the Company’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

For more information, please contact:

Tom Fitzgerald, Interim CEO; CFO
tom.fitzgerald@transcodetherapeutics.com
857-837-3099

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